Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Software Announces Second Quarter 2025 Financial Results

Annualized Recurring Revenue ("ARR") of $838 million Grew 46% year-over-year
Revenue of $237 million Grew 36% year-over-year
Raises Full Year Guidance for Revenue, Operating Margin, Earnings Per Share, and Cash Flow
Acquires Agentic RAG AI Company

BURLINGTON, Mass., June 30, 2025 (GLOBE NEWSWIRE) — Progress Software (Nasdaq: PRGS), the trusted provider of AI-powered digital experience and infrastructure software, today announced financial results for its fiscal second quarter ended May 31, 2025.

Second Quarter 2025 Highlights:

•Revenue of $237 million increased 36% year-over-year on an actual currency basis and 35% on a constant currency basis.
•Annualized Recurring Revenue ("ARR") of $838 million increased 46% year-over-year on a constant currency basis.
•Operating margin was 16% and non-GAAP operating margin was 40%.
•Diluted earnings per share was $0.39 compared to $0.37 in the same quarter last year, an increase of 5%.
•Non-GAAP diluted earnings per share was $1.40 compared to $1.09 in the same quarter last year, an increase of 28%.

"We're extremely pleased with our solid Q2 results" said Yogesh Gupta, CEO of Progress Software. "Revenue contributions were strong across all geographies resulting in ARR of $838 million or 46% year-over-year growth. Our Net Retention Rate was 100%, demonstrating the consistent strength of our product portfolio. Our confidence in the business is reflected in our raised guidance for FY25. Equally important, our integration of ShareFile is going extremely well as we have completed numerous major synergy milestones, and we remain confident in our ability to reach all our ShareFile targets by the end of the year."

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(in thousands, except percentages and per share amounts)	May 31, 2025	May 31, 2024	% Change	May 31, 2025	May 31, 2024	% Change
Revenue	$237,355	$175,077	36%	$237,355	$175,077	36%
Income from operations	$38,616	$27,148	42%	$95,461	$67,086	42%
Operating margin	16%	16%	0 bps	40%	38%	200 bps
Net income	$17,029	$16,188	5%	$61,749	$47,899	29%
Diluted earnings per share	$0.39	$0.37	5%	$1.40	$1.09	28%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP) / Unlevered free cash flow (non-GAAP)	$29,996	$63,681	(53)%	$37,068	$64,073	(42)%
				$51,579	$69,679	(26)%

See Important Information Regarding Non-GAAP Financial Measures, Liquidity Measures, and Select Performance Metrics and a reconciliation of non-GAAP adjustments to Progress’ GAAP financial results at the end of this press release.

Other fiscal second quarter 2025 metrics and recent results included:

•Cash and cash equivalents were $102.0 million at the end of the quarter.
•Days sales outstanding was 53 days compared to 41 days in the fiscal second quarter of 2024 and 48 days in the fiscal first quarter of 2025.

"Our second quarter performance reflects the continued strong execution by our teams and this is further reflected in our increase to full year guidance across the board," said Anthony Folger, CFO of Progress Software. "Our ShareFile business is progressing well and we are ahead of schedule with the integration and moving swiftly towards reaching our synergy targets. On the balance sheet, we again made significant progress on paying down our revolving credit facility, with another $40 million this quarter, putting us on a solid trajectory to hit our goal of $160 million debt paydown this year."

Acquisition of Nuclia

In a separate press release, the Company also announced today its acquisition of Nuclia, an innovator in agentic Retrieval-Augmented Generation ("RAG") AI solutions. Nuclia provides unique, easy-to-use agentic RAG-as-a-service technology enabling organizations to automatically leverage their own proprietary business information to retrieve verifiable, accurate answers using GenAI. Nuclia will extend the end-to-end value of the Progress Data Platform while creating new opportunities to reach a broader market of organizations looking to leverage agentic RAG technology.

The acquisition was signed and closed today and is immaterial to Progress' financials.

To learn more about Nuclia, go to https://nuclia.com/.

2025 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2025 and the fiscal third quarter ending August 31, 2025:

	Updated FY 2025 Guidance (June 30, 2025)		Prior FY 2025 Guidance (March 31, 2025)
(in millions, except percentages and per share amounts)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$962 - $974	$962 - $974	$958 - $970	$958 - $970
Diluted earnings per share	$1.27 - $1.43	$5.28 - $5.40	$1.19 - $1.35	$5.25 - $5.37
Operating margin	15%	38% - 39%	14% - 15%	38%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP) / Unlevered free cash flow (non-GAAP)	$218 - $230	$228 - $240	$216 - $228	$226 - $238
		$285 - $296		$283 - $294
Effective tax rate	17%	20%	19%	20%

Q3 2025 Guidance
(in millions, except per share amounts)	GAAP	Non-GAAP
Revenue	$237 - $243	$237 - $243
Diluted earnings per share	$0.29 - $0.35	$1.28 - $1.34

Based on current exchange rates, the expected positive currency translation impact on our:

•Fiscal year 2025 business outlook compared to 2024 exchange rates is approximately $2.4 million on revenue.
•GAAP and non-GAAP diluted earnings per share for fiscal year 2025 is approximately $0.02.
•Fiscal Q3 2025 business outlook compared to 2024 exchange rates is approximately $1.7 million on revenue.
•GAAP and non-GAAP diluted earnings per share for fiscal Q3 2025 is approximately $0.01.

To the extent that there are changes in exchange rates versus the current environment and/or our expectations, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal second quarter of 2025 at 5:00 p.m. ET on Monday, June 30, 2025. Participants must register for the conference call here: https://register-conf.media-server.com/register/BIc386d20e6fbd46acbadafca492a42b35. The webcast can be accessed at: https://edge.media-server.com/mmc/p/bujcypbf/. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

About Progress

Progress Software (Nasdaq: PRGS) empowers organizations to achieve transformational success in the face of disruptive change. Our software enables our customers to develop, deploy and manage responsible AI-powered applications and digital experiences with agility and ease. Customers get a trusted provider in Progress, with the products, expertise and vision they need to succeed. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Jeff Young
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	May 31, 2025	May 31, 2024	% Change	May 31, 2025	May 31, 2024	% Change
Revenue:
Software licenses	$50,795	$53,979	(6)%	$109,240	$118,079	(7)%
Maintenance, SaaS, and professional services	186,560	121,098	54%	366,130	241,683	51%
Total revenue	237,355	175,077	36%	475,370	359,762	32%
Costs of revenue:
Cost of software licenses	2,987	2,497	20%	5,912	5,228	13%
Cost of maintenance, SaaS, and professional services	33,764	22,176	52%	66,648	44,395	50%
Amortization of acquired intangibles	10,537	7,398	42%	20,959	15,257	37%
Total costs of revenue	47,288	32,071	47%	93,519	64,880	44%
Gross profit	190,067	143,006	33%	381,851	294,882	29%
Operating expenses:
Sales and marketing	49,677	37,889	31%	100,973	77,000	31%
Product development	46,570	35,435	31%	92,945	70,423	32%
General and administrative	25,637	21,983	17%	51,260	43,327	18%
Amortization of acquired intangibles	26,063	16,316	60%	51,871	33,705	54%
Cyber vulnerability response expenses, net	730	3,036	(76)%	1,467	4,023	(64)%
Restructuring expenses	1,043	651	60%	8,072	3,000	169%
Acquisition-related expenses	1,731	548	216%	4,221	1,250	238%
Total operating expenses	151,451	115,858	31%	310,809	232,728	34%
Income from operations	38,616	27,148	42%	71,042	62,154	14%
Other expense, net	(18,752)	(7,020)	167%	(37,876)	(14,419)	163%
Income before income taxes	19,864	20,128	(1)%	33,166	47,735	(31)%
Provision for income taxes	2,835	3,940	(28)%	5,191	8,908	(42)%
Net income	$17,029	$16,188	5%	$27,975	$38,827	(28)%

Earnings per share:
Basic	$0.40	$0.37	8%	$0.65	$0.89	(27)%
Diluted	$0.39	$0.37	5%	$0.63	$0.87	(28)%
Weighted average shares outstanding:
Basic	43,053	43,213	—%	43,154	43,508	(1)%
Diluted	44,156	43,964	—%	44,522	44,395	—%

Cash dividends declared per common share	$—	$0.175	(100)%	$—	$0.350	(100)%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$1,560	$912	71%	$2,755	$1,898	45%
Sales and marketing	3,663	2,458	49%	6,695	4,770	40%
Product development	4,984	3,391	47%	9,394	7,056	33%
General and administrative	6,534	5,228	25%	12,580	10,729	17%
Total	$16,741	$11,989	40%	$31,424	$24,453	29%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	May 31, 2025	November 30, 2024
Assets
Current assets:
Cash and cash equivalents	$102,006	$118,077
Accounts receivable, net	140,122	163,575
Unbilled receivables, current portion	34,136	34,672
Other current assets	49,387	52,489
Total current assets	325,651	368,813
Property and equipment, net	12,474	13,746
Goodwill and intangible assets, net	1,944,387	2,015,748
Right-of-use lease assets	27,351	30,894
Unbilled receivables, non-current portion	29,890	28,893
Other assets	73,839	68,872
Total assets	$2,413,592	$2,526,966
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$75,610	$113,801
Convertible senior notes, current portion, net	358,051	—
Operating lease liabilities, current portion	8,250	9,202
Deferred revenue, current portion, net	308,360	332,142
Total current liabilities	750,271	455,145
Long-term debt, net	660,000	730,000
Convertible senior notes, non-current portion, net	440,244	796,267
Operating lease liabilities, non-current portion	22,548	26,259
Deferred revenue, non-current portion, net	80,219	72,270
Other non-current liabilities	7,609	8,237
Stockholders’ equity:
Common stock and additional paid-in capital	362,522	354,592
Retained earnings	90,179	84,196
Total stockholders’ equity	452,701	438,788
Total liabilities and stockholders’ equity	$2,413,592	$2,526,966

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
Cash flows from operating activities:
Net income	$17,029	$16,188	$27,975	$38,827
Depreciation and amortization	39,568	27,529	78,777	55,073
Stock-based compensation	16,741	11,989	31,424	24,453
Other non-cash adjustments	(1,332)	(812)	1,738	515
Changes in operating assets and liabilities	(42,010)	8,787	(40,971)	15,317
Net cash flows from operating activities	29,996	63,681	98,943	134,185
Capital expenditures	(495)	(955)	(1,785)	(1,264)
Repurchases of common stock, net of issuances	(13,478)	(44,636)	(37,348)	(59,553)
Dividend equivalent and dividend payments to stockholders	(295)	(7,951)	(654)	(16,122)
Payments for acquisitions	—	—	(1,195)	—
Proceeds from the issuance of debt, net of payment of issuance costs	—	431,929	—	431,929
Repayment of revolving line of credit and principal payment on term loan	(40,000)	(337,813)	(70,000)	(371,250)
Purchase of capped calls	—	(42,210)	—	(42,210)
Other	2,117	(4,847)	(4,032)	(12,253)
Net change in cash and cash equivalents	(22,155)	57,198	(16,071)	63,462
Cash and cash equivalents, beginning of period	124,161	133,222	118,077	126,958
Cash and cash equivalents, end of period	$102,006	$190,420	$102,006	$190,420

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
Adjusted income from operations:
GAAP income from operations	$38,616	$27,148	$71,042	$62,154
Amortization of acquired intangibles	36,600	23,714	72,830	48,962
Stock-based compensation	16,741	11,989	31,424	24,453
Restructuring expenses	1,043	651	8,072	3,000
Acquisition-related expenses	1,731	548	4,221	1,250
Cyber vulnerability response expenses, net	730	3,036	1,467	4,023
Non-GAAP income from operations	$95,461	$67,086	$189,056	$143,842

Adjusted net income:
GAAP net income	$17,029	$16,188	$27,975	$38,827
Amortization of acquired intangibles	36,600	23,714	72,830	48,962
Stock-based compensation	16,741	11,989	31,424	24,453
Restructuring expenses	1,043	651	8,072	3,000
Acquisition-related expenses	1,731	548	4,221	1,250
Cyber vulnerability response expenses, net	730	3,036	1,467	4,023
Provision for income taxes	(12,125)	(8,227)	(25,245)	(16,688)
Non-GAAP net income	$61,749	$47,899	$120,744	$103,827

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.39	$0.37	$0.63	$0.87
Amortization of acquired intangibles	0.83	0.54	1.64	1.10
Stock-based compensation	0.37	0.27	0.71	0.56
Restructuring expenses	0.02	0.02	0.18	0.07
Acquisition-related expenses	0.04	0.01	0.09	0.03
Cyber vulnerability response expenses, net	0.02	0.07	0.03	0.09
Provision for income taxes	(0.27)	(0.19)	(0.57)	(0.38)
Non-GAAP diluted earnings per share	$1.40	$1.09	$2.71	$2.34

Non-GAAP weighted avg shares outstanding - diluted	44,156	43,964	44,522	44,395

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended			Six Months Ended
(in thousands)	May 31, 2025	May 31, 2024	% Change	May 31, 2025	May 31, 2024	% Change
Cash flows from operations	$29,996	$63,681	(53)%	$98,943	$134,185	(26)%
Purchases of property and equipment	(495)	(955)	(48)%	(1,785)	(1,264)	41%
Free cash flow	29,501	62,726	(53)%	97,158	132,921	(27)%
Add back: restructuring payments	7,567	1,347	462%	13,121	3,356	291%
Adjusted free cash flow	$37,068	$64,073	(42)%	$110,279	$136,277	(19)%
Add back: tax-effected interest expense	14,511	5,606	159%	29,253	11,481	155%
Unlevered free cash flow	$51,579	$69,679	(26)%	$139,532	$147,758	(6)%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2025 GUIDANCE
(Unaudited)

Fiscal Year 2025 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2025
(in millions)	Low	High
GAAP income from operations	$140.7	$149.2
GAAP operating margins	15%	15%
Acquisition-related expense	6.0	6.0
Restructuring expense	9.2	9.2
Stock-based compensation	63.0	63.0
Amortization of acquired intangibles	145.7	145.7
Cyber vulnerability response expenses, net	4.2	4.2
Total adjustments(1)	228.1	228.1
Non-GAAP income from operations	$368.8	$377.3
Non-GAAP operating margin	38%	39%
(1)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from ShareFile and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

Fiscal Year 2025 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2025
(in millions, except per share data)	Low	High
GAAP net income	$56.9	$64.8
Adjustments (from previous table)	228.1	228.1
Income tax adjustment(2)	(47.7)	(48.0)
Non-GAAP net income	$237.3	$244.9

GAAP diluted earnings per share	$1.27	$1.43
Non-GAAP diluted earnings per share	$5.28	$5.40

Diluted weighted average shares outstanding	45.0	45.4

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20%, calculated as follows:
	Fiscal Year Ending November 30, 2025
	Low	High
Non-GAAP income from operations	$368.8	$377.3
Other (expense) income	(72.2)	(71.2)
Non-GAAP income from continuing operations before income taxes	296.6	306.1
Non-GAAP net income	237.3	244.9
Tax provision	$59.3	$61.2
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2025 GUIDANCE
(Unaudited)

Fiscal Year 2025 Adjusted Free Cash Flow and Unlevered Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2025
(in millions)	Low	High
Cash flows from operations (GAAP)	$218	$230
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	17	17
Adjusted free cash flow (non-GAAP)	228	240
Add back: tax-effected interest expense	57	56
Unlevered free cash flow (non-GAAP)	$285	$296

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2025 GUIDANCE
(Unaudited)

Q3 2025 Non-GAAP Earnings per Share Guidance
	Three Months Ending August 31, 2025
	Low	High
GAAP diluted earnings per share	$0.29	$0.35
Acquisition-related expense	0.02	0.02
Restructuring expense	0.01	0.01
Stock-based compensation	0.35	0.35
Amortization of acquired intangibles	0.83	0.83
Cyber vulnerability response expenses, net	0.03	0.03
Total adjustments(1)	1.24	1.24
Income tax adjustment	(0.25)	(0.25)
Non-GAAP diluted earnings per share	$1.28	$1.34
(1)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from ShareFile and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

Important Information Regarding Non-GAAP Financial Measures, Liquidity Measures and Select Performance Metrics

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that excluding the effects of certain GAAP-related items helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affording a view of our operating results that may be more easily compared to our peer companies, and (iv) enabling investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP") and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables above.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired. Adjustments include preliminary estimates relating to the valuation of intangible assets from ShareFile. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results. Adjustments include preliminary estimates relating to restructuring expenses from ShareFile. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Cyber vulnerability response expenses, net - We exclude certain expenses resulting from the zero-day MOVEit Vulnerability, as more thoroughly described in our filings with the Securities and Exchange Commission since June 5, 2023. Expenses include costs to investigate and remediate these cyber related matters, as well as legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods associated with the MOVEit Vulnerability. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Provision for income taxes - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-

period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates.

In the noted fiscal periods, we also present the following liquidity measures:

•Adjusted free cash flow ("AFCF") and unlevered free cash flow ("Unlevered FCF") - AFCF is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments. Unlevered FCF is AFCF plus tax-effected interest expense on outstanding debt.

In the noted fiscal periods, we also present the following select performance metrics:

•Annualized Recurring Revenue ("ARR") - We disclose ARR as a performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources currently represents the substantial majority of our revenues and is expected to continue in the future. We define ARR as the annualized revenue of all active and contractually binding term-based contracts from all customers at a point in time. ARR includes revenue from maintenance, software upgrade rights, public cloud, and on-premises subscription-based transactions and managed services. ARR mitigates fluctuations in revenue due to seasonality, contract term and the sales mix of subscriptions for term-based licenses and SaaS. We use ARR to understand customer trends and the overall health of our business, helping us to formulate strategic business decisions.

We calculate the annualized value of annual and multi-year contracts, and contracts with terms less than one year, by dividing the total contract value of each contract by the number of months in the term and then multiplying by 12. Annualizing contracts with terms less than one-year results in amounts being included in our ARR that are in excess of the total contract value for those contracts at the end of the reporting period. We generally do not sell non-SaaS-based contracts with a term of less than one year unless a customer is purchasing additional licenses under an existing annual or multi-year contract. The expectation is that at the time of renewal, such contracts with a term less than one year will renew with the same term as the existing contracts being renewed, such that both contracts are co-termed. Historically, such contracts with a term of less than one year renew at rates equal to or better than annual or multi-year contracts.

For SaaS-based contracts, there is a meaningful percentage of monthly auto-renewing contracts for which annualizing the contracts results in amounts being included in our ARR that are in excess of the total contract value for those contracts at the end of the reporting period.

Revenue from term-based license and on-premises subscription arrangements include a portion of the arrangement consideration that is allocated to the software license that is recognized up-front at the point in time control is transferred under ASC 606 revenue recognition principles. ARR for these arrangements is calculated as described above. The expectation is that the total contract value, inclusive of revenue recognized as software license, will be renewed at the end of the contract term.

The calculation is done at constant currency using the current year budgeted exchange rates for all periods presented.

ARR is not defined in GAAP and is not derived from a GAAP measure. Rather, ARR generally aligns to billings (as opposed to GAAP revenue which aligns to the transfer of control of each performance obligation). ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

•Net Retention Rate ("NRR") - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP and is not derived from a GAAP measure.

Note Regarding Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like "believe," "may," "could," "would," "might," "should," "expect," "intend," "plan," "target," "anticipate" and "continue," the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including future acquisition activity) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities, we may experience reputational harm, legal claims and financial exposure; and the results of inquiries, investigations and legal claims regarding the MOVEit Vulnerability remain uncertain, while the ultimate resolution of these matters could result in losses that may be material to our financial results for a particular period; (v) future acquisitions may not be successful or may involve unanticipated costs or other integration issues that could disrupt our existing operations; and (vi) expected synergies and benefits of the ShareFile acquisition may not be realized which could negatively impact our future results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended November 30, 2024. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.